CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Praxair, Inc. and Subsidiaries
EXHIBIT 23.01

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-48480, 33-93444, 333-304, 333-18141, 333-40003, 333-57386, 333-102020, 333-139328 and 333-183150) and on Form S-8 (No. 33-48479, 33-48478, 33-87274, 33-92868, 333-18111, 333-18113, 333-33801, 333-64608, 333-81248, 333-97191, 333-115191, 333-115192, 333-124618, 333-163005 and 333-183147) of Praxair, Inc. of our report dated February 25, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K/A.
/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Stamford, Connecticut
February 27, 2015